UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Senior Notes Offering

On September 25, 2017, The Blackstone Group L.P. (“Blackstone”) issued a press release announcing the intention of Blackstone Holdings Finance Co. L.L.C. (the “Issuer”), an indirect subsidiary of The Blackstone Group L.P., to offer senior notes guaranteed by The Blackstone Group L.P., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P.

A copy of the press release is attached hereto as Exhibit 99.1.

Tender Offer

On September 25, 2017, Blackstone issued a press release announcing that the Issuer has commenced a cash tender offer to purchase any and all of its 6.625% Senior Notes due 2019.

A copy of the press release, which summarizes the basic terms of the Issuer’s offer to purchase, is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release of Blackstone, dated September 25, 2017, relating to the senior notes offering.

Exhibit 99.2	Press release of Blackstone, dated September 25, 2017, relating to the tender offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017

The Blackstone Group L.P.
By:	Blackstone Group Management L.L.C.,
its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Chief Legal Officer